==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K
                                       ON
                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 23, 2001






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

==============================================================================

Item 2.  Acquisition or Disposition of Assets

  On January 23, 2001, Newfield Exploration Company ("Newfield") acquired all of the outstanding capital stock of Lariat Petroleum Inc ("Lariat") by merging Lariat with and into Newfield Exploration Mid-Continent Inc., a wholly owned subsidiary of Newfield. The total consideration for the acquisition was approximately $333 million, inclusive of the assumption of debt and certain other obligations of Lariat. The transaction will be accounted for as a purchase.

  The total consideration consisted of approximately 1.9 million shares of Newfield's stock with a value of $68 million and $265 million in cash. Newfield financed the cash portion of the consideration under its new credit facility.

  Lariat is a private, independent exploration and production company primarily focused in the Anadarko Basin of Oklahoma. As of June 30, 2000, Lariat had a proved reserve base of 256 billion cubic feet equivalent ("Bcfe"). Approximately 75% of Lariat's proved reserves are natural gas and 90% are located in Oklahoma. During 2000, Lariat drilled 91 wells in Oklahoma and seven wells in the Permian Basin. Lariat's daily production at the end of 2000 was approximately 45 million cubic feet of gas and 1,900 barrels of oil.

  The acquisition provides a new focus area for Newfield, adding natural gas assets with a reserve life index of about 11 years. As a result of the acquisition, Newfield's total proved reserves are in excess of 900 Bcfe and approximately 40% of those reserves are located onshore U.S.

  Randy Foutch, the President and Chief Executive Officer of Lariat, will continue in such capacity with Newfield Exploration Mid-Continent Inc. and was elected Vice President - Mid-Continent of Newfield.

  The statements set forth in this Report regarding estimated reserves and reserve life indices are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources, labor conditions and other factors set forth in Newfield's Annual Report on Form 10-K for the year ended December 31, 1999. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

         See "Index to Financial Statements" on page F-1.

(b)   Pro Forma Financial Information.

         See "Index to Financial Statements" on page F-1.

(c)   Exhibits.
      The following two exhibits were filed with Form 8-K on February 7, 2001, and are hereby amended and restated to include conformed signature pages as filed herewith:

      10.2.1 Credit Agreement, dated as of January 23, 2001, among Newfield, The Chase Manhattan Bank, as Agent, and the banks signatory thereto (the "Credit Agreement")

      10.2.2 First Amendment Agreement, dated January 31, 2001, amending the Credit Agreement

      The following exhibit is filed herewith:
      23.1    Consent of Arthur Andersen LLP

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date:  February 12, 2001              By: /s/ Terry W. Rathert
                                     -----------------------------------
                                      Terry W. Rathert
                                      Vice President, Chief Financial
                                      Officer and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)

                         INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                        ----

   Report of Independent Public Accountants. . . . . . . . . . . . . .  F-2

   Consolidated Balance Sheet of Lariat Petroleum, Inc. as of
     December 31, 1999 . . . . . . . . . . . . . . . . . . . . . . . .  F-3

   Consolidated Statement of Operations of Lariat Petroleum, Inc.
     for the year ended December 31, 1999. . . . . . . . . . . . . . .  F-4

   Consolidated Statement of Changes in Stockholders' Equity of
     Lariat Petroleum, Inc. for the year ended December 31, 1999 . . .  F-5

   Consolidated Statement of Cash Flows of Lariat Petroleum, Inc.
     for the year ended December 31, 1999. . . . . . . . . . . . . . .  F-6

   Notes to Consolidated Financial Statements of Lariat Petroleum, Inc.
     for the year ended December 31, 1999. . . . . . . . . . . . . . .  F-7

   Supplementary Oil and Gas Disclosures of Lariat Petroleum, Inc.
     for the year ended December 31, 1999 (Unaudited). . . . . . . . .  F-16

   Consolidated Balance Sheet of Lariat Petroleum, Inc. as of
     September 30, 2000 (Unaudited). . . . . . . . . . . . . . . . . .  F-19

   Consolidated Statement of Operations of Lariat Petroleum, Inc.
     for the nine months ended September 30, 2000 (Unaudited). . . . .  F-20

   Consolidated Statement of Changes in Stockholders' Equity of
     Lariat Petroleum, Inc. for the nine months ended
     September 30, 2000 (Unaudited). . . . . . . . . . . . . . . . . .  F-21

   Consolidated Statement of Cash Flows of Lariat Petroleum, Inc.
     for the nine months ended September 30, 2000 (Unaudited). . . . .  F-22

   Notes to Consolidated Financial Statements of Lariat
     Petroleum, Inc. for the nine months ended
     September 30, 2000 (Unaudited). . . . . . . . . . . . . . . . . .  F-23

   Pro Forma Combined Financial Statements (Unaudited) . . . . . . . .  F-25

   Pro Forma Combined Supplementary Oil and Gas Disclosures as of December 31,
     1999 (Unaudited) . . . . . . . . . . . . . . . . . . F-32

                                  F-1

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Newfield Exploration Company:

  We have audited the accompanying consolidated balance sheet of Lariat Petroleum, Inc. (a Delaware corporation) and subsidiary as of December 31, 1999, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lariat Petroleum, Inc. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.





/s/ ARTHUR ANDERSEN LLP
Tulsa, Oklahoma
January 24, 2001
                                  F-2

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                       CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1999
           (in thousands, except share and per share amounts)

                                     ASSETS
Current assets:
  Cash and cash equivalents.........................................  $  4,800
  Accounts receivable -
    Oil and gas sales...............................................     5,756
    Joint operations and other......................................     1,176
  Prepaid expenses and other current assets.........................       548
                                                                      --------
          Total current assets......................................    12,280
                                                                      --------
Property and equipment, at cost:
  Oil and gas properties, full cost method..........................   150,657
  Other.............................................................     1,984
                                                                      --------
                                                                        152,641
  Less - accumulated depreciation, depletion and amortization.......    16,420
                                                                      --------
                                                                        136,221
Other assets........................................................       575
                                                                      --------
          Total assets..............................................  $149,076
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revenue payable...................................................  $  1,831
  Accounts payable - trade..........................................       420
  Accrued interest..................................................       439
  Natural gas imbalance.............................................       845
  Other accrued liabilities.........................................     2,803
                                                                      --------
          Total current liabilities.................................     6,338
                                                                      --------
Long-term debt to banks.............................................    67,492
                                                                      --------
Stockholder subordinated notes payable..............................    36,300
                                                                      --------
Commitments and contingencies

Stockholders' equity:
  Common stock -
    Series A, $0.01 par value, 370,000 shares authorized,
      367,870 shares issued and outstanding.........................         4
    Series B, $0.01 par value, 463,250 shares authorized,
      no shares issued..............................................        --
  Additional paid-in capital........................................    40,205
  Accumulated deficit...............................................    (1,263)
                                                                      --------
          Total stockholders' equity................................    38,946
                                                                      --------
          Total liabilities and stockholders' equity................  $149,076
                                                                      ========

The accompanying notes are an integral part of this balance sheet.
                                  F-3

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1999
           (in thousands, except share and per share amounts)



Oil and gas sales............................................  $32,694
                                                               -------
Operating expenses:
  Lease operating............................................    4,520
  Production taxes...........................................    2,256
  Depreciation, depletion and amortization...................   12,725
  General and administrative.................................    4,502
                                                               -------
          Total operating expenses...........................   24,003
                                                               -------
Income from operations.......................................    8,691
                                                               -------
Other income(expenses):
  Interest and other income..................................      168
  Interest expense...........................................   (6,549)
                                                               -------
                                                                        (6,381)
                                                               -------
Income before income taxes...................................    2,310
                                                               -------
Income taxes:
  Current....................................................       --
  Deferred...................................................       --
                                                               -------
                                                                    --
                                                               -------
Net income...................................................  $ 2,310
                                                               =======
Earnings per common share:
  Basic......................................................  $  6.57
                                                               =======
  Diluted....................................................  $  6.57
                                                               =======
Weighted average common shares outstanding:
  Basic......................................................  351,541
                                                               =======
  Diluted....................................................  351,541
                                                               =======



The accompanying notes are an integral part of this statement.
                                  F-4

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 1999
                  (in thousands, except share amounts)



                                        SERIES A
                                      COMMON STOCK     ADDITIONAL
                                     ---------------    PAID-IN     ACCUMULATED
                                     SHARES    VALUE    CAPITAL       DEFICIT      TOTAL
                                     -------   -----   ----------   -----------   -------
BALANCE, December 31, 1998.........  302,870     $ 3     $32,086      $(3,573)    $28,516
  Issuance of Series A common
    stock..........................   64,800       1       8,099           --       8,100
  Exercise of stock options........      200      --          20           --          20
  Net income.......................       --      --          --        2,310       2,310
                                     -------     ---     -------      -------     -------
BALANCE, December 31, 1999.........  367,870     $ 4     $40,205      $(1,263)    $38,946
                                     =======     ===     =======      =======     =======




The accompanying notes are an integral part of this statement.
                                  F-5

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1999
                             (in thousands)



Cash flows from operating activities:
  Net income...............................................  $   2,310
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Depreciation, depletion and amortization.............     12,725
      Interest on stockholder subordinated notes...........      2,300
      Other non-cash charges...............................         90
                                                             ---------
                                                                         17,425
      Changes in assets and liabilities -
        Increase in receivables............................     (5,375)
        Increase in prepaid expenses.......................       (505)
        Increase in payables and accruals..................      4,006
                                                             ---------
          Net cash provided by operating activities........     15,551
                                                             ---------
Cash flows from investing activities:
  Capital expenditures -
    Oil and gas properties.................................   (105,124)
    Other..................................................     (1,054)
  Prepayment of drilling costs.............................       (692)
                                                             ---------
          Net cash used in investing activities............   (106,870)
                                                             ---------
Cash flows from financing activities:
  Proceeds from sale of common stock.......................      8,100
  Proceeds from issuance of stockholder subordinated
    notes..................................................     34,000
  Advances on credit facility..............................     50,000
  Financing costs incurred.................................       (573)
                                                             ---------
          Net cash provided by financing activities........     91,527
                                                             ---------
Increase in cash and cash equivalents......................        208
Cash and cash equivalents, beginning of period.............      4,592
                                                             ---------
Cash and cash equivalents, end of period...................  $   4,800
                                                             =========

Supplemental information of cash paid during the year for:
  Interest.................................................  $   3,762
                                                             =========
  Income taxes.............................................  $      --
                                                             =========



The accompanying notes are an integral part of this statement.
                                  F-6

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 1999


1.  ORGANIZATION AND BASIS OF PRESENTATION:

  Lariat Petroleum, Inc. is an independent energy company engaged in the exploration for and the development and production of natural gas and oil in the continental United States, with a particular emphasis in the Mid-Continent region. The Company's operations currently focus on the Anadarko and Arkoma Basins of Oklahoma and the Permian Basin of Texas and New Mexico.

  The consolidated financial statements include the accounts of Lariat Petroleum, Inc. and its wholly-owned subsidiary, Anadarko Geophysical Exploration, L.L.C. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Oil and Gas Properties

  The Company uses the full cost method of accounting for its oil and gas properties. Under this method, all acquisition, exploration and development costs, including certain related employee costs, incurred for the purpose of finding oil and gas are capitalized. Such amounts include the cost of drilling and equipping productive wells, dry hole costs, lease acquisition costs, delay rentals and costs related to such activities. Exclusive of field-level costs, the Company capitalized approximately $1,307,000 of internal costs in 1999. Costs, including related employee costs, associated with production and general corporate activities are expensed in the period incurred. Sales of natural gas and oil properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

  The Company computes the provision for depreciation, depletion and amortization ("DD&A") of oil and gas properties using the units of production method based upon production and estimates of proved reserve quantities. Unevaluated costs and related carrying costs are excluded from the amortization base until the properties associated with these costs are evaluated. The amortization base includes estimated future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage values. DD&A per equivalent Mcf of the Company's oil and gas properties was $0.87 for the year ended December 31, 1999.

  The Company excludes the costs directly associated with acquisition and evaluation of unproved properties from the DD&A calculation until it is determined whether or not proved reserves can be assigned to the properties. These properties are assessed at least annually to ascertain whether an impairment has occurred. Such costs are transferred into the amortization base on an ongoing basis as projects are evaluated and proved reserves established or impairment determined. As of December 31, 1999, the Company excluded approximately $17,004,000 of costs related to unproved properties from the amortization base, of which approximately $11,004,000, $2,684,000 and $3,316,000 were incurred in 1999, 1998 and 1997, respectively. The majority of the costs will be evaluated over the next two years.
                                  F-7

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  The Company's unamortized costs of oil and gas properties are limited to the sum of the future net revenues attributable to proved oil and gas reserves using unescalated prices in effect at year end, discounted at ten percent, plus the lower of cost or fair value of any unproved properties, as adjusted for related income tax effects (the "Full Cost Ceiling"). If the Company's unamortized costs of oil and gas properties exceed the Full Cost Ceiling, the excess must be charged to expense. The Company's capitalized costs were not in excess of the Full Cost Ceiling at December 31, 1999.

Other Property and Equipment

  Other property and equipment consists of automobiles, office furniture, computer hardware and software and leasehold improvements. Depreciation of other property and equipment is determined using the straight-line method based on estimated useful lives ranging from three to seven years.

Revenue Payable

  Amounts payable to royalty and working interest owners resulting from sales of oil and gas from jointly owned properties are classified as revenue payable in the accompanying financial statements.

Revenue Recognition

  Natural gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of gas sold to purchasers. The Company and other joint interest owners may sell more or less than their entitlement share of the natural gas volumes produced. A liability is recorded and revenue is deferred if the Company's excess sales of natural gas volumes exceed its estimated remaining recoverable reserves.

Hedging

  The Company uses hedges (swaps, floors, collars and forward sales) to reduce the impact of oil and natural gas price fluctuations and the impact of interest rate fluctuation. Gains or losses from commodity swaps, floors and collars are recognized as an adjustment to sales revenue when the related transactions being hedged are finalized. Gains or losses from interest rate swaps are recognized as an adjustment to interest expense when the interest from the period being hedged is recognized. The cash flows from such agreements are included in operating activities in the statements of cash flows.

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations. Companies must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

  SFAS 133 was originally effective for fiscal years beginning after June 15, 1999; however, Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--An Amendment of FASB Statement No. 133 extended implementation to fiscal years beginning after June 15, 2000. Early adoption is permitted. SFAS 133 cannot be applied retroactively and must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantially modified after December 31, 1997 (and, at the Company's election, before January 1, 1998).
                                  F-8

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  SFAS 133, in part, allows special hedge accounting for "fair value" and "cash flow" hedges. SFAS 133 provides that the gain or loss on a derivative instrument designated and qualifying as a "fair value" hedging instrument as well as the offsetting gain or loss on the hedged item attributable to the hedged risk be recognized currently in earnings in the same accounting period. SFAS 133 provides that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a "cash flow" hedging instrument be reported as a component of other comprehensive income and be reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings. The remaining gain or loss on the derivative instrument, if any, must be recognized currently in earnings. SFAS 133 could increase volatility in earnings and other comprehensive income.

  Note 6 presents the fair value of the derivatives held or issued by the Company. SFAS 133 will require that those derivative instruments be recognized in the Company's balance sheet at their fair value. The Company adopted SFAS 133 as of January 1, 2001. Upon adoption of SFAS 133, the Company will recognize the fair value of these instruments on the balance sheet through other comprehensive income. The Company will then reclassify into earnings the gain or loss that is recorded in accumulated other comprehensive income as the related physical transactions occur. Had the Company adopted SFAS 133 as of December 31, 1999, a loss of approximately $2,855,000 would have been recorded to other comprehensive income.

Income Taxes

  Deferred income taxes are provided on transactions which are recognized in different periods for financial and tax reporting purposes. Such temporary differences arise primarily from the deduction of certain oil and gas exploration and development costs, which are capitalized for financial reporting purposes and differences in the methods of depreciation. Deferred tax assets may be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

General and Administrative Expense

  The Company receives fees for operation of jointly owned oil and gas properties and records such reimbursements as reductions of general and administrative expense. Such fees totaled approximately $628,000 in 1999.

Earnings Per Share

  Basic earnings per common share were computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share was the same as basic earnings per share because the assumed exercise of the Company's stock options would have been anti-dilutive.

Concentration of Credit Risk

  The Company's oil and gas sales are to a variety of purchasers, including intrastate and interstate pipelines or their marketing affiliates, independent marketing companies and major oil companies. In 1999, sales to two customers accounted for approximately 20% and 18%, respectively, of total sales. Management believes that the credit risk imposed by this concentration is offset by the creditworthiness of the Company's customer base. The Company's joint operations accounts receivable are from a large number of major and independent oil and gas companies, partnerships, individuals and others who own interests in the properties operated by the Company.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  The counterparty to the financial hedge discussed in Note 6 is a large commercial bank. The counterparties to the Company's physical hedges discussed in Note 6 are large national marketing companies. The Company does not believe that any of these counterparties represent a significant credit risk.

  In 1999, sales to two customers accounted for approximately 20% and 18%, respectively, of total sales.

Reclassifications

  Certain amounts in the statement of operations are classified differently than in previously issued financial statements of the Company. These reclassifications were made to conform with the presentation required by the Securities and Exchange Commission and had no effect on net income.

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include depreciation, depletion and amortization of proved oil and gas properties. Oil and gas reserve estimates, which are the basis for units of production DD&A and the Full Cost Ceiling, are inherently imprecise and are expected to change as future information becomes available.

3.  LONG-TERM DEBT:

Long-term Debt to Banks

  The Company had a credit agreement with certain banks (the "Syndicated Credit Agreement"). Total outstanding advances at December 31, 1999 were $67,492,400 at an average interest rate of 7.93%.

  In connection with the transaction discussed in Note 12, on January 23, 2001, all outstanding borrowings under the Syndicated Credit Agreement were repaid and the Syndicated Credit Agreement was terminated.

Stockholder Subordinated Notes Payable

  On March 31, 1999, the Company entered into an agreement with its principal stockholder for the issuance of subordinated notes in an amount up to $38,500,000 (the "Note Purchase Agreement"). As of December 31, 1999, the Company had issued subordinated notes totaling $34,000,000 under the Note Purchase Agreement. The subordinated notes bore interest at an annual rate of 9% through March 31, 2000 and bore interest at an annual rate of 10% thereafter. Interest was payable at maturity.

  In connection with the transaction discussed in Note 12, on January 23, 2001, all outstanding principal and interest related to the stockholder subordinated notes payable were repaid and the Note Purchase Agreement was terminated.

4.  CAPITAL STOCK:

  The Company's common stock consisted of Series A and Series B shares. In the event of liquidation, Series A shareholders had a preference of $100 per share over Series B shareholders. Dividends were required to be declared and paid at the same rate per share for both Series A and Series B common stock. The Series A and Series B stockholders voted together as a single class, with each receiving one vote per share. Each share of Series A common stock was convertible into one share of Series B common stock at the option of the holder. No Series A common shares were converted into Series B common shares.
                                  F-10

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  Effective April 1, 1997, the Company adopted the Lariat Petroleum, Inc. 1997 Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, up to 89,500 shares of Series B common stock were available for issuance to key employees of the Company.

  The 1997 Plan was administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Subject to the terms of the 1997 Plan, the Committee had the authority to determine plan participants, the amount of the awards to be granted and the terms, conditions and provisions of awards. Options granted pursuant to the 1997 Plan could be, at the discretion of the Committee, either incentive stock options or non-qualified stock options. Options granted under the 1997 Plan had a ten-year term and provided for vesting over five years.

  In 1999, non-qualified options were granted to two non-management directors of the Company to purchase 500 shares each of Series B common stock under terms identical to those of the 1997 Plan.

  The following is an analysis of all option activity under the 1997 Plan for 1999:
                                                       Weighted Average
                                             Shares     Exercise Price
                                             -------   ----------------
Options outstanding, December 31, 1998.....  42,775        $161.89
  Granted..................................  27,558         176.19
  Cancelled................................  (4,400)        150.00
                                             ------        -------
Options outstanding, December 31, 1999.....  65,933        $168.66
                                             ======        =======
Options exercisable, December 31, 1999.....  21,980        $164.26
                                             ======        =======

  The exercise price of all options granted in 1999 was greater than the fair market value of the stock on the date of grant. The weighted average fair value of the options granted in 1999 was $21.35. The options outstanding at December 31, 1999 had exercise prices ranging from $150 to $187.50 and a weighted average remaining contractual life of eight years.

  In 1997, the Company granted non-qualified options to two non-management directors of the Company for the purchase of shares of Series A common stock. Each of these outside directors received options to purchase 500 shares of Series A common stock at a price of $0.01 per share. A total of 800 of these options have been exercised. Since the exercise price of these options was less than the fair market value of the common stock on the date of grant, the Company has recorded total compensation expense of approximately $80,000 since the options were granted, based on a fair value of $100 per option granted.

  The Company accounts for stock options under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Accordingly, the compensation cost of $80,000 discussed above is the only compensation cost that has been recognized by the Company related to stock options. Had compensation cost for these options been determined consistent with the provisions of SFAS 123, the Company's net income for the year ended December 31, 1999, would have been reduced by approximately $225,000 and basic and diluted earnings per share would have been reduced by $0.64. The fair value of each option granted is estimated on the date of grant based on the difference between the fair market value of the common stock and the present value of the exercise price. For options granted in 1999, the Company used a risk-free interest rate of approximately 5.4% and expected lives of ten years.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  In connection with the transaction discussed in Note 12, on January 23, 2001, all of the Series B options outstanding became immediately vested and all of the Series B options were exercised. The remaining unvested 200 Series A options granted to the two non-management directors of the Company expired.

5.  COMMITMENTS AND CONTINGENCIES:

  The Company incurred expenses under an operating lease for its office space of approximately $169,000 in 1999. The Company's future minimum commitments under this lease at December 31, 1999, were approximately $263,000 in 2000 and $173,000 in 2001. Currently, the Company's future minimum commitments under office leases are approximately $389,000 in 2001, $418,000 in 2002 and $139,000 in 2003.

  The Company is, from time to time, party to certain legal actions and claims arising in the ordinary course of business. While the outcome of these events cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

6.  FINANCIAL INSTRUMENTS AND OTHER COMMODITY CONTRACTS:

Price Risk Management

  The Company periodically uses hedges to reduce the impact of oil and natural gas price fluctuations on its operating results and cash flows. As of December 31, 1999, the Company had hedged gas production of 18,000 MMBtu per day and oil production of 1,000 Bbls per day under various physical sales arrangements. All of the prices quoted below are net prices to the Company before the costs of gathering, transportation, compression and fuel.

  The Company had two fixed price natural gas sales contracts in place at December 31, 1999. Under the first contract, the Company agreed to sell 9,000 MMBtu per day from the period January 1, 2000 through May 31, 2001, at prices that are fixed for each month of the contract. The prices that the Company will receive under this contract range from $2.34 per MMBtu to $3.17 per MMBtu. The second fixed price contract covered 1,000 MMBtu per day for the month of June 2000, under which the Company would receive $2.17 per MMBtu.

  A summary of the physical natural gas sales floors that the Company had in place at December 31, 1999, is as follows:

                                                                        Cost of
                                                      Floor Price   Transaction
         Volume                    Term               (per MMBtu)   (per MMBtu)
  -------------------   ------------------------     ------------   -----------
  5,000 MMBtu per day   January 1 - May 31, 2000         $2.16        $0.1888
  3,000 MMBtu per day   January 1 - March 31, 2000        2.31         0.1940
  1,000 MMBtu per day   January 1 - March 31, 2000        2.34         0.2000
  2,000 MMBtu per day     April 1 - May 31, 2000          2.16         0.1900
  1,000 MMBtu per day     April 1 - May 31, 2000          2.21         0.2000
  1,000 MMBtu per day     April 1 - May 31, 2000          2.08         0.1400

  The Company also had two physical crude oil collars in place at December 31, 1999. From January 1, 2000 to April 30, 2000, the Company was guaranteed a minimum price of $13.55 per Bbl and the purchaser was guaranteed a maximum price of $16.80 per Bbl covering production of 1,000 Bbls per day. There was no premium paid to the Company or the purchaser under this collar arrangement. From May 1, 2000 to April 30, 2001, the Company will pay a purchaser a premium of $0.70 per Bbl for 1,000 Bbls per day and is guaranteed a minimum price of $16.30 per Bbl and the purchaser is guaranteed a maximum price of $20.85 per Bbl.

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  On December 20, 1999, the Company entered into a financial hedge in the form of a costless collar agreement covering production of 10,000 MMBtu of natural gas per day for the period from June 1, 2000 through May 31, 2001. The Company is guaranteed to receive a minimum price of $2.27 per MMBtu and will receive no greater than $2.685 per MMBtu. The counterparty to this hedge is a commercial bank. This agreement was the only financial hedge that the Company had in place at December 31, 1999.

  Effective January 31, 2000, three of the natural gas sales puts (3,000 MMBtu per day at $2.31, 2,000 MMBtu per day at $2.16 and 1,000 MMBtu per day at $2.21) were cancelled at no cost to the Company.

  The Company also entered into two other financial hedging arrangements subsequent to December 31, 1999. A commercial bank is the counterparty to both of these arrangements. In March 2000, the Company entered into a natural gas price swap covering 10,000 MMBtu per day of natural gas production from April 2000 through March 2003. Under this price swap agreement, the Company receives a fixed price of $2.78 per MMBtu through March 2001, $2.64 per MMBtu through March 2002 and $2.61 per MMBtu through March 2003. In December 2000, the Company entered into another natural gas price swap covering a total of 5 million MMBtu at various monthly volumes through December 2001. The prices that the Company will receive under this arrangement are fixed for each month and range from $5.00 per MMBtu to $9.70 per MMBtu.

Interest Rate Risk Management

  In May 2000, the Company entered into an interest rate swap with a bank to reduce the impact of interest rate fluctuations on its operating results and cash flows. Under the terms of this agreement, the Company receives a LIBOR rate of 7.43% (before applicable margins) on $50,000,000 of its borrowings under the Syndicated Credit Agreement. This swap expires on May 6, 2002.

Fair Value of Financial Instruments

  The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt to banks approximates fair value because the terms of the debt are at market rates.

  The Company estimates the value of its subordinated notes payable based on the estimated borrowing rates currently available to the Company for long-term loans with similar terms and remaining maturities. The estimated fair value of the Company's subordinated notes payable at December 31, 1999, was approximately $39,732,000 compared with a carrying value of $36,300,000.

  The fair value of commodity hedges are the amount at which the contract price differs from the quoted market prices, less the cost of the contract. At December 31, 1999, the fair value of the physical crude oil collars was a liability of approximately $2,592,000 and the fair value of the physical natural gas sales contract was a liability of approximately $263,000. At December 31, 2000, the fair value of the physical crude oil collar was a liability of approximately $637,000, the fair value of the fixed price natural gas sales contract was a liability of approximately $7,363,000 and the fair value of the financial natural gas price hedges was a liability of approximately $30,940,000.

  The fair value of the interest rate hedge is the amount at which the fixed interest rate differs from the quoted market rate. At December 31, 2000, the fair value of the interest rate swap was a liability of approximately $616,000.
                                  F-13

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

7.  INCOME TAXES:

  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires an asset and liability approach to accounting for income taxes. Under SFAS 109, deferred income taxes reflect the net tax effects of (1) temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (2) operating loss and tax credit carryforwards.

  The significant items giving rise to the deferred income tax assets and liabilities at December 31, 1999, are as follows (in thousands):

    Deferred Tax Liabilities:
      Differences between book and tax basis of property.....  $15,025
                                                               -------
    Deferred Tax Assets:
      Net operating loss carryforwards ("NOLs")..............   14,477
      Accrued interest on stockholder subordinated notes.....      895
      Other..................................................      114
                                                               -------
                                                                         15,486
    Valuation Allowance......................................     (461)
                                                               -------
                                                                         15,025
                                                               -------
    Net Deferred Tax Liability...............................  $    --
                                                               =======

  A reconciliation of the Federal statutory income tax rate to the effective rate is as follows:

    Statutory income tax rate..................................  35.0 %
    State income tax...........................................   3.9
    Permanent differences......................................   0.5
    Utilization of NOLs not previously benefited..............  (39.4)
                                                                -------
                                                                   -- %
                                                                =======

  At December 31, 1999, the Company had a net operating loss carryforward of approximately $37,215,000, which is available to offset taxable income in future years. The net operating loss carryforward will begin to expire in 2011.

8.  SIGNIFICANT ACQUISITIONS:

  On March 31, 1999, the Company acquired certain oil and gas properties in Oklahoma for approximately $90,000,000 in cash. If this acquisition had been consummated as of January 1, 1999, the Company's unaudited pro forma revenues and net income for the year ended December 31, 1999, would have been as shown below; however, such pro forma information is not necessarily indicative of what actually would have occurred had the transaction occurred on such date.

                                                            (unaudited)
    Revenues (in thousands)...................................  $36,914
    Net income (loss) (in thousands)..........................    1,042

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

  On March 31, 2000, the Company acquired certain oil and gas properties in Oklahoma, Texas, New Mexico, Kansas and Colorado for approximately $31,500,000 in cash. If this acquisition had been consummated as of January 1, 1999, the Company's unaudited pro forma revenues and net income for the year ended December 31, 1999, would have been as shown below; however, such pro forma information is not necessarily indicative of what actually would have occurred had the transaction occurred on such date.
                                                            (unaudited)
    Revenues (in thousands)...................................  $39,967
    Net income (in thousands).................................      654

9.  OTHER ACCRUED LIABILITIES:

  Other accrued liabilities consisted of the following at December 31, 1999 (in thousands):

    Lease operating expenses...................................  $  608
    Compensation and benefits..................................   1,235
    Capital expenditures.......................................     884
    Other......................................................      76
                                                                 ------
                                                                         $2,803
                                                                 ======

10.  QUARTERLY RESULTS (UNAUDITED):

  The following is a summary of the quarterly results of operations for the year ended December 31, 1999 (in thousands):

                                March 31   June 30   Sept. 30   Dec. 31
                                --------   -------   --------   -------
    Revenues..................   $2,589     $8,908    $10,404   $10,793
    Operating income..........        2      2,516      3,129     3,044
    Net income (loss).........     (279)       498      1,127       964

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  SUPPLEMENTAL FINANCIAL INFORMATION
          SUPPLEMENTARY OIL AND GAS DISCLOSURES - UNAUDITED

11.  SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES:

Capitalized Costs and Costs Incurred Relating to Oil and Gas Producing
Activities

  The Company's net investment in oil and gas properties at December 31, 1999, was as follows (in thousands):

    Proved properties being amortized........................  $133,653
    Unproved properties not being amortized..................    17,004
                                                               --------
      Total capitalized costs................................   150,657
                                                               --------
    Less - accumulated depreciation, depletion and
      amortization...........................................    15,677
                                                               --------
    Net capitalized costs....................................  $134,980
                                                               ========

  The following sets forth certain information with respect to costs incurred (exclusive of general support facilities) in the Company's oil and gas activities during 1999 (in thousands):

    Acquisitions:
      Proved properties......................................  $ 80,135
      Unproved properties....................................    13,630
    Exploratory..............................................     5,685
    Development..............................................     7,239
                                                               --------
          Total costs incurred...............................  $106,689
                                                               ========

Estimated Quantities of Proved Oil and Gas Reserves (unaudited)

  Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The following is an analysis of the Company's proved oil and gas reserves, all of which are located in the United States:

                                                       Oil       Gas
                                                     (MBbls)    (MMcf)
                                                    --------   --------
  Proved reserves at December 31, 1998............      258     42,315
  Revisions of previous estimates.................      216     (1,267)
  Extensions, discoveries and other additions.....      503      9,388
  Production......................................     (482)   (11,228)
  Purchase of reserves in place...................    7,776     85,989
  Sales of reserves in place......................       --       (166)
                                                      -----    -------
  Proved reserves at December 31, 1999............    8,271    125,031
                                                      =====    =======
  Proved developed reserves at December 31, 1999...   6,184    105,430
                                                      =====    =======
                                  F-16

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  SUPPLEMENTAL FINANCIAL INFORMATION
    SUPPLEMENTARY OIL AND GAS DISCLOSURES - UNAUDITED - (Continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (unaudited)

  The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities ("SFAS 69"). The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions which are not taken into account in calculating the Standardized Measure.

  Under the Standardized Measure, future cash inflows were estimated by applying year end prices, adjusted for fixed and determinable escalations, to the estimated future production of year end proved reserves. Future cash inflows were reduced by estimated future production, development and abandonment costs based on year end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company's tax basis in the associated proved oil and gas properties. Future net cash inflows after income taxes were discounted using a 10 percent annual discount rate to arrive at the Standardized Measure.

  Set forth below is the Standardized Measure relating to proved oil and gas reserves at December 31, 1999 (in thousands):

  Future cash inflows........................................  $470,182
  Future production costs....................................   134,058
  Future development and abandonment costs...................    30,330
                                                               --------
  Future net cash inflows before income tax expense..........   305,794
  Future income tax expense..................................    67,124
                                                               --------
  Future net cash flows......................................   238,670
  10 percent annual discount for estimated timing of
    cash flows...............................................   113,331
                                                               --------
  Standardized Measure of discounted future net cash flows...  $125,339
                                                               ========

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (unaudited)

  The following is an analysis of the changes in the Standardized Measure during 1999 (in thousands):

  Standardized Measure, December 31, 1998...................  $ 32,489
  Increases (decreases) -
    Sales, net of production costs..........................   (25,918)
    Net change in sales price, net of production costs......    15,147
    Discoveries and extensions, net of related future
      development and production costs......................    13,368
    Changes in estimated future development costs...........     2,458
    Development costs incurred..............................     4,105
    Revisions of previous quantity estimates................        29
    Accretion of discount...................................     3,598
    Net change in income taxes..............................   (31,758)
    Purchase of reserves in place...........................   132,071
    Sales of reserves in place..............................       (92)
    Timing of production of reserves and other..............   (20,158)
                                                              --------
  Standardized Measure, December 31, 1999...................  $125,339
                                                              ========
                                  F-17

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

12.  SUBSEQUENT EVENT:

  On January 23, 2001, Newfield Exploration Company ("Newfield") acquired all of the outstanding capital stock of the Company by merging the Company with and into Newfield Exploration Mid-Continent Inc., a wholly owned subsidiary of Newfield. The total consideration for the acquisition was approximately $333 million, inclusive of the assumption of debt and certain other obligations of the Company. The total consideration consisted of approximately 1.9 million shares of Newfield's stock with a value, based on the closing price on January 22, of $68 million and $265 million in cash.

                      LARIAT PETROLEUM, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (unaudited)
                (in thousands, except share and per share amounts)

                                     ASSETS
Current assets:
  Cash and cash equivalents.........................................  $  1,944
  Accounts receivable -
    Oil and gas sales...............................................    12,454
    Joint operations and other......................................     5,800
  Prepaid expenses and other current assets.........................     3,908
                                                                      --------
          Total current assets......................................    24,106
                                                                      --------
Property and equipment, at cost:
  Oil and gas properties, full cost method..........................   216,552
  Other.............................................................     3,429
                                                                      --------
                                                                        219,981
  Less - accumulated depreciation, depletion and amortization.......    29,316
                                                                      --------
                                                                        190,665
Other assets........................................................       489
                                                                      --------
          Total assets..............................................  $215,260
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revenue payable...................................................  $  9,321
  Accounts payable - trade..........................................     1,004
  Accrued interest..................................................       693
  Natural gas imbalance.............................................     1,048
  Other accrued liabilities.........................................     6,008
                                                                      --------
          Total current liabilities.................................    18,074
                                                                      --------
Long-term debt......................................................   109,992
                                                                      --------
Stockholder subordinated notes payable..............................    38,767
                                                                      --------
Deferred income taxes...............................................     3,210
                                                                      --------
Commitments and contingencies

Stockholders' equity:
  Common stock -
    Series A, $0.01 par value, 370,000 shares authorized,
      368,070 shares issued and outstanding.........................         4
    Series B, $0.01 par value, 463,250 shares authorized,
      no shares issued..............................................        --
  Additional paid-in capital........................................    40,225
  Retained earnings.................................................     4,988
                                                                      --------
          Total stockholders' equity................................    45,217
                                                                      --------
          Total liabilities and stockholders' equity................  $215,260
                                                                      ========

The accompanying notes are an integral part of this balance sheet.
                                  F-19

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                              (unaudited)
           (in thousands, except share and per share amounts)



Oil and gas sales............................................  $44,187
                                                               -------
Operating expenses:
  Lease operating............................................    5,284
  Production taxes...........................................    3,310
  Depreciation, depletion and amortization...................   12,962
  General and administrative.................................    4,984
                                                               -------
          Total operating expenses...........................   26,540
                                                               -------
Income from operations.......................................   17,647
Other income(expenses):
  Interest and other income..................................      159
  Interest expense...........................................   (8,345)
                                                               -------
                                                                        (8,186)
                                                               -------
Income before income taxes...................................    9,461
Income taxes:
  Current....................................................       --
  Deferred...................................................    3,210
                                                               -------
                                                                          3,210
                                                               -------
Net income...................................................  $ 6,251
                                                               =======
Earnings per common share:
  Basic......................................................  $ 16.99
                                                               =======
  Diluted....................................................  $ 15.25
                                                               =======
Weighted average common shares outstanding:
  Basic......................................................  367,958
                                                               =======
  Diluted....................................................  409,966
                                                               =======



The accompanying notes are an integral part of this statement.
                                  F-20

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                              (unaudited)
                  (in thousands, except share amounts)



                                       SERIES A                      RETAINED
                                     COMMON STOCK     ADDITIONAL    EARNINGS /
                                    ---------------    PAID-IN     (ACCUMULATED
                                    SHARES    VALUE    CAPITAL       DEFICIT)     TOTAL
                                    -------   -----   ----------   ------------   -------
BALANCE, December 31, 1999........  367,870     $ 4     $40,205      $(1,263)     $38,946
  Exercise of stock options.......      200      --          20           --           20
  Net income......................       --      --          --        6,251        6,251
                                    -------     ---     -------      -------     --------
BALANCE, September 30, 2000.......  368,070     $ 4     $40,225      $ 4,988      $45,217
                                    =======     ===     =======      =======      =======



The accompanying notes are an integral part of this statement.
                                  F-21

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                              (unaudited)
                             (in thousands)



Cash flows from operating activities:
  Net income...............................................  $   6,251
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Depreciation, depletion and amortization.............     12,962
      Deferred income taxes................................      3,210
      Interest on Stockholder subordinated notes...........      2,468
      Other non-cash charges...............................         39
                                                             ---------
                                                                         24,930
      Changes in assets and liabilities -
        Increase in receivables............................    (11,322)
        Increase in other current assets...................        (50)
        Increase in payables and accruals..................      8,649
                                                             ---------
          Net cash provided by operating activities........     22,207
                                                             ---------
Cash flows from investing activities:
  Capital expenditures -
    Oil and gas properties.................................    (61,270)
    Other..................................................     (1,446)
  Prepayment of drilling costs.............................     (4,847)
                                                             ---------
          Net cash used in investing activities............    (67,563)
                                                             ---------
Cash flows from financing activities:
  Advances on credit facility..............................     44,500
  Payments on credit facility..............................     (2,000)
                                                             ---------
          Net cash provided by financing activities........     42,500
                                                             ---------
Decrease in cash and cash equivalents......................     (2,856)
Cash and cash equivalents, beginning of period.............      4,800
                                                             ---------
Cash and cash equivalents, end of period...................  $   1,944
                                                             =========

Supplemental information of cash paid during the period for:
  Interest.................................................  $   5,788
                                                             =========
  Income taxes.............................................  $      --
                                                             =========



The accompanying notes are an integral part of this statement.
                                  F-22

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                              (unaudited)


1.  GENERAL:

  The accompanying interim financial statements are unaudited. The consolidated financial statements include the accounts of Lariat Petroleum, Inc. and its wholly-owned subsidiary, Anadarko Geophysical Exploration, L.L.C. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation. Management believes that all material adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation have been made. These financial statements and notes should be read in conjunction with the 1999 audited financial statements and related notes contained herein.

2.  SIGNIFICANT ACCOUNTING POLICIES:

Depreciation, Depletion and Amortization

  The Company computes the provision for depreciation, depletion and amortization ("DD&A") of oil and gas properties using the units of production method based upon production and estimates of proved reserve quantities. Unevaluated costs and related carrying costs are excluded from the amortization base until the properties associated with these costs are evaluated. The amortization base includes estimated future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage values. DD&A per equivalent Mcf of the Company's oil and gas properties was $0.84 for the nine months ended September 30, 2000.

Earnings Per Share

  Basic earnings per common share were computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per common share were computed assuming the exercise of all dilutive options, as determined by applying the treasury stock method.

3.  LONG-TERM DEBT:

  The Company had a credit agreement with certain banks (the "Syndicated Credit Agreement"). Total outstanding advances at September 30, 2000 were $109,992,400 at an average interest rate of 8.62%.

  In connection with the transaction discussed in Note 5, on January 23, 2001, all outstanding borrowings under the Syndicated Credit Agreement and outstanding principal and interest related to the stockholder subordinated notes payable were repaid. The Syndicated Credit Agreement and the agreement for the issuance of subordinated notes were terminated.

4.  OTHER ACCRUED LIABILITIES:

  Other accrued liabilities consisted of the following at September 30, 2000, (in thousands):

    Lease operating expenses...................................  $1,372
    Compensation and benefits..................................   1,358
    Capital expenditures.......................................   3,087
    Other......................................................     191
                                                                 ------
                                                                         $6,008
                                                                 ======
                                  F-23

                 LARIAT PETROLEUM, INC. AND SUBSIDIARY

5.  SUBSEQUENT EVENT:

  On January 23, 2001, Newfield Exploration Company ("Newfield") acquired all of the outstanding capital stock of the Company by merging the Company with and into Newfield Exploration Mid-Continent Inc., a wholly owned subsidiary of Newfield. The total consideration for the acquisition was approximately $333 million, inclusive of the assumption of debt and certain other obligations of the Company. The total consideration consisted of approximately 1.9 million shares of Newfield's stock with a value, based on the closing price on January 22, of $68 million and $265 million in cash.

                         NEWFIELD EXPLORATION COMPANY
                 PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

The following unaudited pro forma combined statements of income for the year ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the acquisition of Lariat Petroleum, Inc. ("Lariat Petroleum) in a transaction to be accounted for as a purchase, as if the acquisition had occurred on January 1, 1999. The accompanying unaudited pro forma combined balance sheet as of September 30, 2000 includes the acquisition of Lariat Petroleum as if such acquisition had occurred on September 30, 2000.

Also included in the unaudited pro forma combined statements of income for the year ended December 31, 1999 and the nine months ended September 30, 2000 are adjustments that give effect to the acquisition of three producing properties in South Texas from Headington Oil Company L.P. in a transaction accounted for as a purchase. The Headington Acquisition closed on February 25, 2000. The purchase price of Headington is included in the historical balance sheet of Newfield in the accompanying unaudited pro forma combined balance sheet as of September 30, 2000 and its results of operations from February 25, 2000 through September 30, 2000 are included in the historical results for Newfield in the accompanying unaudited pro forma combined statement of operations for the period ended September 30, 2000.

These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Newfield and Lariat Petroleum and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of results that may occur in the future.

In the fourth quarter of 2000, subsequent to the periods presented in the accompanying pro forma financial statements, Newfield will adopt SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB
101) and Emerging Issues Task Force No. 00-10, Accounting for Shipping and Handling Fees and Costs (EITF 00-10). The adoption of SAB 101 will require Newfield to report crude oil inventory associated with its Australian offshore operations at lower of cost or market, which is a change from Newfield's historical policy of recording such inventory at market value on the balance sheet date, net of estimated costs to sell. The adoption of SAB 101 will be reported as a cumulative effect adjustment in the fourth quarter of 2000. Had the provisions of SAB 101 been in effect for the periods presented herein, income from operations reported on the accompanying pro forma statements of operations would have been $66.8 million and $153.7 million for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. Current assets and stockholders equity reported on the accompanying pro forma combined balance sheet as of September 30, 2000 would have been $177.3 million and $538.9 million, respectively. The adoption of EITF 00-10 will require Newfield to reclassify third party costs incurred to transport production to its respective sales point, which costs have historically been netted against the related revenues, to cost of sales for all periods presented. Accordingly, Newfield will report higher revenues with a corresponding increase in cost of sales. Newfield is still quantifying the effect of EITF 00-10 in prior periods, however, the amounts are not expected to be material and will not change previously reported income from operations or net income.

                         NEWFIELD EXPLORATION COMPANY
              PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
               (In thousands, except share and per share data)


                                                                           Year Ended December 31, 1999
                                              ----------------------------------------------------------------------------------
                                                            Pro Forma Adjustments              Pro Forma Adjustments
                                                           -----------------------             ----------------------
                                                           Headington                           Lariat
                                               Historical  Properties  Adjustments  Pro Forma  Petroleum  Adjustments  Pro Forma
                                              -----------  ----------  -----------  ---------  ---------  -----------  ---------
Oil and gas revenues. . . . . . . . . . . . .   $281,967    $29,444 (F)             $311,411    $32,694 (A)              $344,105

Operating expenses:
Lease operating . . . . . . . . . . . . . . .     47,776      3,998 (F)               51,774      6,776 (A)                58,550
Depreciation, depletion and amortization. . .    152,644                 16,981 (B)  169,625                $24,628 (B)   194,253
General and administrative (exclusive of
  stock compensation) . . . . . . . . . . . .     14,405                              14,405      4,502 (A)                18,907
Stock compensation. . . . . . . . . . . . . .      1,999                               1,999                                1,999
                                                 -------     ------                  -------     ------                  --------
Total operating expenses. . . . . . . . . . .    216,824      3,998                  237,803     11,278                   273,709
                                                 -------     ------                  -------     ------                  --------
Income from operations. . . . . . . . . . . .     65,143     25,446                   73,608     21,416                    70,396

Other income (expenses) . . . . . . . . . . .    (13,128)                (6,140)(G)  (19,268)       168     (15,962)(C)   (35,062)
                                                 -------                             -------     ------                  --------
Income before income taxes. . . . . . . . . .     52,015                              54,340     21,584                    35,334

Income tax provision. . . . . . . . . . . . .     18,811                    814 (D)   19,625                 (6,652)(D)    12,973
                                                 -------                             -------                              -------
Net income. . . . . . . . . . . . . . . . . .   $ 33,204                             $34,715                             $ 22,361
                                                 =======                             =======                              =======

Basic earning per common share. . . . . . . .      $0.81                               $0.84                                $0.52
                                                   =====                               =====                                =====
Diluted earning per common share. . . . . . .      $0.79                               $0.82                                $0.51
                                                   =====                               =====                                =====

Weighted average number of shares
 outstanding for basic earnings per share . . 41,194,021                          41,194,021              1,906,530(E) 43,100,551
                                              ==========                          ==========              =========    ==========
Weighted average number of shares
 outstanding for diluted earnings per share . 42,293,865                          42,293,865              1,906,530(E) 44,200,395
                                              ==========                          ==========              =========    ==========

     The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                        NEWFIELD EXPLORATION COMPANY
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)


  The pro forma adjustments for the pro forma combined statement of income for the year ended December 31, 1999 are described as follows:

(A) Reflects the recognition of revenues and operating expenses of Lariat Petroleum for the year ended December 31, 1999.

(B) Reflects additional estimated depreciation, depletion and amortization attributable to the acquisitions as if such acquisitions had occurred on January 1, 1999. The additional depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves.

(C) Reflects additional interest expense of $18.6 million (less capitalized interest of $2.6 million for the portion of the purchase price allocated to unproved properties) as if the Company incurred borrowings of approximately $265 million under its credit facility to fund a portion of the Lariat Petroleum purchase price. The applicable interest rate on the credit facility was 6.94% at December 31, 1999.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $288,000.

(D) Reflects pro forma adjustments to the income tax provision, assuming a 35 percent rate, based on the pro forma change in net pre-tax income.

(E) Reflects the issuance of 1,906,530 shares of Newfield stock to fund a portion of the purchase price of Lariat Petroleum as if the acquisition had occurred on January 1, 1999.

(F) Reflects the recognition of revenues and operating expenses of the Headington Properties for the year ended December 31, 1999.

(G) Reflects additional interest expense of $7.6 million (less capitalized interest of $1.5 million for the portion of the purchase price allocated to unproved properties) as if the Company incurred borrowings of approximately $110 million under its credit facility to fund a portion of the Headington Properties purchase price. The applicable interest rate on the credit facility was 6.94% at December 31, 1999.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $138,000.

                         NEWFIELD EXPLORATION COMPANY
              PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)
               (In thousands, except share and per share data)


                                                                      Nine Months Ended September 30, 2000
                                              ----------------------------------------------------------------------------------
                                                            Pro Forma Adjustments              Pro Forma Adjustments
                                                           -----------------------             ----------------------
                                                           Headington                           Lariat
                                               Historical  Properties  Adjustments  Pro Forma  Petroleum  Adjustments  Pro Forma
                                              -----------  ----------  -----------  ---------  ---------  -----------  ---------
Oil and gas revenues. . . . . . . . . . . . .   $365,180     $5,500 (F)             $370,680    $44,187 (A)              $414,867

Operating expenses:
Lease operating . . . . . . . . . . . . . . .     53,107        506 (F)               53,613      8,594 (A)                62,207
Depreciation, depletion and amortization. . .    139,140                 $2,452 (G)  141,592                $24,616 (B)   166,208
Ceiling test writedown. . . . . . . . . . . .        503                                 503                                  503
General and administrative (exclusive of
  stock compensation) . . . . . . . . . . . .     20,639                              20,639      4,984 (A)                25,623
Stock compensation. . . . . . . . . . . . . .      2,262                               2,262                                2,262
                                                 -------     ------                  -------     ------                  --------
Total operating expenses. . . . . . . . . . .    215,651        506                  218,609     13,578                   256,803
                                                 -------     ------                  -------     ------                  --------
Income from operations. . . . . . . . . . . .    149,529      4,994                  152,071     30,609                   158,064

Other income (expenses) . . . . . . . . . . .    (13,120)                  (958)(H)  (14,078)       159     (12,403)(C)   (26,322)
                                                 -------                             -------     ------                  --------
Income before income taxes. . . . . . . . . .    136,409                             137,993     30,768                   131,742

Income tax provision. . . . . . . . . . . . .     45,387                    554 (D)   45,941                 (2,188)(D)    43,753
                                                 -------                             -------                              -------
Net income. . . . . . . . . . . . . . . . . .   $ 91,022                             $92,052                             $ 87,989
                                                 =======                             =======                              =======

Basic earning per common share. . . . . . . .      $2.15                               $2.18                                $1.99
                                                   =====                               =====                                =====
Diluted earning per common share. . . . . . .      $2.03                               $2.05                                $1.87
                                                   =====                               =====                                =====

Weighted average number of shares
 outstanding for basic earnings per share . . 42,259,827                          42,259,827              1,906,530(E) 44,166,357
                                              ==========                          ==========              =========    ==========
Weighted average number of shares
 outstanding for diluted earnings per share . 47,157,527                          47,157,527              1,906,530(E) 49,064,057
                                              ==========                          ==========              =========    ==========

    The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                        NEWFIELD EXPLORATION COMPANY
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)


  The pro forma adjustments for the pro forma combined statement of income for the nine months ended September 30, 2000 are described as follows:

(A) Reflects the recognition of revenues and operating expenses of Lariat Petroleum for the nine months ended September 30, 2000.

(B) Reflects additional estimated depreciation, depletion and amortization attributable to the acquisition during the nine months ended September 30, 2000 as if such acquisition had occurred on January 1, 1999. The additional depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves.

(C) Reflects additional interest expense during the nine months ended September 30, 2000 of $14.4 million (less capitalized interest of $2.0 million for the portion of the purchase price allocated to unproved properties) as if the Company incurred borrowings of approximately $265 million under its credit facility to fund a portion of the Lariat Petroleum purchase price. The applicable interest rate on the credit facility was 7.19% at September 30, 2000.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $216,000.

(D) Reflects pro forma adjustments to the income tax provision, assuming a 35 percent rate, based on the pro forma change in net pre-tax income.

(E) Reflects the issuance of 1,906,530 shares of Newfield stock to fund a portion of the purchase price of Lariat as if the acquisition had occurred on January 1, 1999.

(F) Reflects the recognition of revenues and operating expenses of the Headington Properties for the period from January 1, 2000 through February 25, 2000, the closing date of the Headington Properties acquisition.

(G) Reflects additional estimated depreciation, depletion and amortization attributable to the acquisition for the period from January 1, 2000 through February 25, 2000, the closing date of the Headington Properties acquisition, as if such acquisition had occurred on January 1, 1999. The additional depreciation, depletion and amortization was calculated on the unit-of-production method based on pro forma capitalized costs and estimated future development, dismantlement and abandonment costs and estimates of total pro forma proved reserves.

(H) Reflects additional interest expense for the period from January 1, 2000 through February 25, 2000, the closing date of the Headington Properties acquisition, of $1.2 million (less capitalized interest of $0.2 million for the portion of the purchase price allocated to unproved properties) as if the Company incurred borrowings of approximately $110 million under its credit facility to fund a portion of the Headington Properties purchase price. The applicable interest rate on the credit facility was 7.19% at September 30, 2000.

     A 1/8 percent variance in the assumed interest rate would change total pro forma interest expense by approximately $21,000.

                        NEWFIELD EXPLORATION COMPANY
                PRO FORMA COMBINED BALANCE SHEET (Unaudited)
                     (In thousands, except share data)

                                                                  September 30, 2000
                                                       ----------------------------------------
                                                                        Pro Forma
                                                         Historical    Adjustments    Pro Forma
                                                       ------------    -----------   ----------
                        ASSETS
Current assets . . . . . . . . . . . . . . . . . . . .  $  161,560     $ 24,414  (C)  $  185,974

Oil and gas properties, net (full cost method) . . . .     795,549      438,258  (E)   1,233,807

Other assets . . . . . . . . . . . . . . . . . . . . .      10,627                        10,627
                                                         ---------      -------        ---------
     Total assets. . . . . . . . . . . . . . . . . . .  $  967,736     $462,672       $1,403,408
                                                         =========      =======        =========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities. . . . . . . . . . . . . . . . . .  $  127,571       40,769  (C)  $  168,340

Other liabilities. . . . . . . . . . . . . . . . . . .       6,835        7,963  (C)      14,798
Long-term debt . . . . . . . . . . . . . . . . . . . .     162,703      265,000  (A)     427,703
Deferred taxes . . . . . . . . . . . . . . . . . . . .      50,804       80,940  (D)     131,744
                                                         ---------      -------        ---------
     Total long-term liabilities . . . . . . . . . . .     220,342      353,903          574,245

Company - obligated, mandatorily redeemable,
 convertible preferred securities of Newfield
 Financial Trust I . . . . . . . . . . . . . . . . . .     143,750                       143,750

Stockholders' equity . . . . . . . . . . . . . . . . .     476,073       68,000  (B)     544,073
                                                         ---------      -------        ---------
     Total liabilities and stockholders' equity. . . .  $  967,736     $462,672       $1,430,408
                                                         =========      =======        =========

    The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                        NEWFIELD EXPLORATION COMPANY
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)


  The pro forma adjustments for the pro forma combined balance sheet are described as follows:

(A) Reflects borrowings under the Company's credit facility of approximately $265 million. A portion of the proceeds was used to retire approximately $157 million in long-term obligations of Lariat Petroleum. The remaining proceeds, along with the issuance of Newfield stock (see item (B) below), funded the purchase of the net assets of Lariat Petroleum at their estimated fair value at the acquisition date.

(B) Reflects the issuance of 1,906,530 shares of Newfield stock that, along with the remaining proceeds from borrowings under the credit facility (see item (A) above), funded the purchase of the net assets of Lariat Petroleum at their estimated fair value at the acquisition date.

(C) Reflects working capital of Lariat Petroleum assumed at the acquisition date.

(D) Reflects deferred taxes associated with the $291 million of purchase price allocated to producing properties (tax basis of approximately $130 million) net of acquired net operating loss carryforwards of approximately $42 million that are expected to be fully utilized by Newfield.

(E) Reflects the estimated fair value of producing properties of approximately $355 million (including a step up for deferred taxes of approximately $64 million) plus approximately $35 million in unproved properties.

                          NEWFIELD EXPLORATION COMPANY
        PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)

  The following pro forma estimated reserve quantities show the effect of the acquisitions of the Headington Properties and Lariat Petroleum as of December 31, 1999:


                                                    Headington                Lariat
                                       Historical   Properties   Pro Forma   Petroleum   Pro Forma
                                       ----------   ----------   ---------   ---------   ---------
December 31, 1999:
Proved:
   Oil and condensate (MBbls). . . . .   25,770         1,448      27,218       8,271       35,489
   Gas (MMcf). . . . . . . . . . . . .  440,173       104,648     544,821     125,031      669,852

Proved developed:
   Oil and condensate (MBbls). . . . .   23,256           746      24,002       6,184       30,186
   Gas (MMcf). . . . . . . . . . . . .  376,820        48,873     425,693     105,430      531,123

                                  F-32

                          NEWFIELD EXPLORATION COMPANY
        PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES (Unaudited)


  The following pro forma estimated standardized measure of discounted future net cash flows shows the effect of the acquisitions of the Headington Properties and Lariat Petroleum as of December 31, 1999:


                                                               Headington               Lariat
                                                   Historical  Properties  Pro Forma   Petroleum   Pro Forma
                                                  -----------  ----------  ---------   ---------   ---------
                                                                   (in thousands of dollars)
December 31, 1999:
Future cash inflows. . . . . . . . . . . . . . . . $1,708,520   $287,532   $1,996,052  $470,182   $2,466,234
  Less related future:
    Production costs . . . . . . . . . . . . . . .   (334,262)   (27,024)    (361,286) (134,058)    (495,344)
    Development and abandonment costs. . . . . . .   (236,726)   (33,483)    (270,209)  (30,330)    (300,529)
                                                   ----------   --------   ----------  --------   ----------
Future net cash flows before income taxes. . . . .  1,137,532    227,025    1,364,557   305,794    1,670,351
10% annual discount for estimating timing of
 cash flows. . . . . . . . . . . . . . . . . . . .   (224,239)   (76,775)    (301,014) (145,204)    (446,218)
                                                   ----------   --------   ----------  --------   ----------
Standardized measure of discounted future
 net cash flows before income taxes. . . . . . . .    913,293    150,250    1,063,543   160,590    1,224,133
Future income tax expense, net of 10% annual
 discount. . . . . . . . . . . . . . . . . . . . .   (180,774)   (19,695)    (200,469)  (35,251)    (235,720)
                                                   ----------   --------   ----------  --------   ----------
Standardized measure of discounted future
 net cash flows. . . . . . . . . . . . . . . . . . $  732,519   $130,555    $ 863,074  $125,339   $  988,413
                                                   ==========   ========    =========  ========   ==========

                             EXHIBIT INDEX
Exhibit
  No.

10.2.1 Credit Agreement, dated as of January 23, 2001, among Newfield, The Chase Manhattan Bank, as Agent, and the banks signatory thereto (the "Credit Agreement")

10.2.2 First Amendment Agreement, dated January 31, 2001, amending the Credit Agreement

23.1    Consent of Arthur Andersen LLP